EXHIBIT 23.2

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated June 18, 1996 accompanying the consolidated financial statements included ion the Annual Report of AmTec, Inc. and Subsidiaries (formerly AVIC Group International, Inc. and Subsidiaries) on Form 10-K for the year ended March 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statements of AmTec, Inc. on Forms S-8 (#333-15925, #333-26435, and #333-20839) and Forms
S-3 (#333-33235 and #333-44389).


/S/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
June 25, 1998